UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                January 19, 2005
                               ------------------
                Date of Report (Date of earliest event reported)


                               GTDATA CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)



                                    Nevada
                                    ------
                 (State or other jurisdiction of incorporation)


     033-05384                                                    87-0443026
     ---------                                                    ----------
(Commission  File  Number)                                      (IRS  Employer
                                                           Identification  No.)


                  7045 Wild Wave Dr., Las Vegas, Nevada  89131
                  --------------------------------------------
              (address  of  principal  executive offices)(Zip  Code)


                               (702) 839-0724
                               --------------
              (Registrant's telephone number, including area code)

Item  2.01.  Completion  of  Acquisition  of  Assets.

On January 22, 2005, the registrant acquired a 100% interest in a copper, gold and platinum mineral prospect (the "Property"). The Property consists of 20 claim units in central British Columbia, Canada approximately 45 miles east of Williams Lake. The Property is located in the central Quesnel Trough and adjoins the south border of Imperial Metals', Mount Polley copper/gold mine.

The Property was acquired from Frontier Explorations Corp., a Delaware corporation, which had acquired the Property from Mr. Autry Combs. Neither the registrant nor any of its affiliates have a material relationship with Frontier Explorations Corp. or Mr. Combs. The registrant issued 9,858,434 shares of common stock valued at $80,000.00 in the aggregate in exchange for the Property.

Item  9.01.  Exhibits.


ExhibitNo.               Description
----------               -----------
2.1                      Assignment and Assumption Agreement



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GTDATA  CORPORATION

                                        By:  /s/ Robert Genesi
                                        ------------------------------
                                        Robert  Genesi
Date:  January 24, 2005                 Chief Executive Officer